UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 9, 2015

GREENHILL & CO., INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32147

Delaware	51-0500737
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Park Avenue New York, New York	10022
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (212) 389-1500

Former name or former address, if changed since last report: NOT APPLICABLE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations.

Item 1.01.  Entry into a Material Definitive Agreement.

On February 9, 2015, Greenhill & Co., Inc. (“Greenhill”) agreed to acquire Cogent Partners, LP (“Cogent”), a global financial advisor to pension funds, endowments and other institutional investors on the secondary market for alternative assets, pursuant to a Unit Purchase Agreement (the “Unit Purchase Agreement”) with Cogent and its affiliates and equity holders. Under the terms of the Unit Purchase Agreement, Greenhill will acquire 100% ownership of Cogent (the “Acquisition”) in exchange for approximately $44.0 million in cash, plus 779,460 shares of Greenhill common stock, payable at the closing of the Acquisition, and an additional approximately $18.9 million in cash, plus 334,054 shares of Greenhill common stock, payable in the future if certain agreed revenue targets are achieved. The cash component of the consideration to be paid at closing will be funded in part by new bank borrowings (as described below). The transaction is subject to receipt by Greenhill of applicable regulatory approvals and/or clearances and other customary conditions, and is expected to close around the end of the first quarter.

In connection with the execution of the Unit Purchase Agreement, Greenhill also entered into a commitment letter (the “Commitment Letter”), dated February 5, 2015, with First Republic Bank (the “Commitment Party”), pursuant to which the Commitment Party has committed to provide a $45.0 million term loan facility for the purposes of funding the Acquisition. The funding commitment of the Commitment Party is subject to customary closing conditions.

For more information, see the press release attached as Exhibit 99.1 to this report and the information set forth under Item 3.02 below, which are incorporated herein by reference.

Section 3. Securities and Trading Markets.

Item 3.02.  Unregistered Sales of Equity Securities.

Pursuant to the Unit Purchase Agreement, Greenhill has agreed to issue to the equity holders of Cogent who are employees of Cogent (the “Employee Sellers”), as partial consideration for the transactions contemplated by the Unit Purchase Agreement, 779,460 shares of Greenhill common stock in the aggregate issuable at the closing of the Acquisition, and 334,054 shares of Greenhill common stock, payable in the future if certain agreed revenue targets are achieved. The shares of Greenhill’s common stock to be issued to the Employee Sellers will be unregistered securities, issued in reliance on the exemption offered by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. For more information, see the press release attached as Exhibit 99.1 to this report, which is incorporated herein by reference.

Section 8. Other Events.

Item 8.01.  Other Events.

On February 10, 2015, Greenhill issued a press release regarding its agreement to acquire Cogent.

Section 9. Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished as part of this Report.

Exhibit Number	Description

99.1	Press Release of Greenhill & Co., Inc. dated February 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenhill & Co., Inc.

Date: February 13, 2015	By:	/s/ Patricia Moran
	Name:	Patricia Moran
	Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Greenhill & Co., Inc. dated February 10, 2015.

E-1